As filed with the Securities and Exchange Commission on August 9, 2012

Registration No. 333-165602

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BioCancell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Israel	20-4630076
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Beck Science Center
8 Hartom St., Har Hotzvim
Jerusalem 97775, Israel
 (Address of Principal Executive Offices) (Zip Code)

DBT Biopharmaceuticals Inc. 2004 Stock Incentive Plan and
BioCancell Therapeutics, Inc. 2007 Global Share Incentive Plan
 (Full title of the plan)

Corporation Service Company
2711 Centerville Road, Suite 4000
Wilmington, DE  19808
  (Name and address of agent for service)

(302) 636-5400
 (Telephone number, including area code, of agent for service)

Copy of Communications to:
Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
Phone: +972-3-607-4444
Fax: +972-3- 607-4422

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

2

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-165602, originally filed March 22, 2010.

BioCancell Therapeutics Inc. (the “Company”) intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on the 9th day of August, 2012.

BIOCANCELL THERAPEUTICS INC.

By:	/s/ Jonathan Burgin
Name: Jonathan Burgin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2012.

Signature	Title

/s/ Jonathan Burgin	Chief Executive Officer (principal executive officer)
Jonathan Burgin

/s/ Or Dolev	Controller (principal financial and accounting officer)
Or Dolev

/s/ Aharon Schwartz	Chairman of the Board
Aharon Schwartz

/s/ Ruben Krupik	Director
Ruben Krupik
Director
Ofer Goldberg

/s/ Abraham Hochberg	Director
Abraham Hochberg
Director
Aviv Boim

/s/ Hanoch Rappaport	Director
Hanoch Rappaport

/s/ David Schlachet	Director
David Schlachet

/s/ Orly Yarkoni	Director
Orly Yarkoni

4